Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 17, 2015	President and CEO
or
Keith A. Simpson
Vice President and CAO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES INCREASED NET INCOME AND EARNINGS PER SHARE FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2015

Pittsburgh, PA — WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $460 thousand or $0.22 per diluted share, for the three months ended March 31, 2015 as compared to $198 thousand or $0.10 per diluted share for the same period in 2014. The $262 thousand increase in net income during the three months ended March 31, 2015 was primarily attributable to a $360 thousand increase in net interest income, a $20 thousand increase in non-interest income, and a $19 thousand decrease in non-interest expense, which were partially offset by a $111 thousand increase in income tax expense and a $26 thousand increase in provisions for loan losses. The increase in net interest income for the three months ended March 31, 2015, was primarily attributable to a $293 thousand increase in interest income and a $67 thousand decrease in interest expense. The increase in interest income was primarily attributable to higher yields earned on the Company’s Federal Home Loan Bank (“FHLB”) stock, and higher average balances of loans outstanding, U.S. Government agency bonds, and taxable municipal bonds, which were partially offset by lower average balances of U.S. Government agency mortgage-backed securities and investment-grade corporate bonds, and lower yields earned on the Company’s loan portfolio, when compared to the same period in 2014. The increase in the yield earned on the Company’s FHLB stock was attributable to a $145 thousand special dividend paid by FHLB Pittsburgh. The increase in the average balance of loans outstanding was attributable to increased loan originations in excess of repayments, while the increase in the average balances of U.S. Government agency bonds and taxable municipal bonds were a result of a reallocation of funds into these sectors of the Company’s investment portfolio from repayments on the Company’s U.S. Government agency mortgage-backed securities and investment-grade corporate bond sectors. The decrease in interest expense was primarily attributable to lower average balances of FHLB long-term fixed-rate advances, FHLB short-term advances, and time deposits, and lower rates paid on FHLB long-term fixed-rate advances, which were partially offset by increases in the average balance of FHLB long-term variable-rate advances and higher rates paid on FHLB short-term advances. The increase in non-interest income was primarily attributable to the absence of impairment losses on private-label mortgage-backed securities and increases in ATM fee income and other miscellaneous operating income, which were partially offset by a decrease in service charges on deposits. The decrease in non-interest expense was primarily attributable to recoveries of legal expense related to a paid off non-performing home equity line of credit, decreases in federal deposit insurance premiums and employee related costs, which were partially offset by increases in ATM and debit card related costs, provisions for off-balance sheet (loan origination) commitments, and occupancy and equipment costs. The increase in income tax expense was primarily attributable to higher levels of taxable income for the quarter ended March 31, 2015, when compared to the same period in 2014. The increase in provisions for loan losses was primarily attributable to an increase in the Company’s loan portfolio.

Net income for the nine months ended March 31, 2015 totaled $1.0 million or $0.50 per diluted share, as compared to $641 thousand or $0.31 per diluted share for the same period in 2014. The $384 thousand increase in net income during the nine months ended March 31, 2015 was primarily attributable to a $716 thousand increase in net interest income, and a $20 thousand increase in non-interest income, which were partially offset by a $152 thousand increase in income tax expense, a $134 thousand increase in provisions for loan losses and a $66 thousand increase in non-interest expense. The increase in net interest income during the nine months ended March 31, 2015 was attributable to a $523 thousand increase in interest income and a $193 thousand decrease in interest expense. The increase in interest income was primarily attributable to higher yields earned and higher average balances of the Company’s FHLB stock, U.S. Government agency mortgage-backed securities and U.S. Government agency bonds, higher average balances of loans outstanding and taxable municipal bonds, and higher yields earned on investment-grade corporate bonds, which were partially offset by lower average balances of investment-grade corporate bonds and lower yields earned on the Company’s loan portfolio. The increase in the yields earned on the Company’s FHLB stock was attributable to a $145 thousand special dividend paid by FHLB Pittsburgh. The increases in the average balances of U.S. Government agency mortgage-backed securities and bonds, and taxable municipal bonds were attributable to a reallocation of funds into these sectors of the Company’s investment portfolio from repayments on the Company’s investment-grade corporate bond sector. The increase in the average balance of loans outstanding was attributable to increased loan originations in excess of repayments. The decrease in interest expense was primarily attributable to decreases in the average balances of FHLB long-term fixed-rate advances, FHLB short-term advances, and time deposits, and lower rates paid on FHLB long-term fixed-rate advances, which were partially by higher average balances of FHLB long-term variable-rate advances and higher rates paid on FHLB short-term advances. The increase in income tax expense was primarily attributable to higher levels of taxable income during the nine months ended March 31, 2015, when compared to the same period in 2014. The increase in non-interest income for the nine months ended March 31, 2015, was primarily attributable to the absence of impairment losses on private-label mortgage-backed securities, and increases in ATM and debit card related income and earnings on bank-owned life insurance, which were partially offset by a decrease in service charges on deposits. The increase in the provision for loan losses was primarily attributable to an increase in the Company’s loan portfolio during the nine months ended March 31, 2015, and the absence of a $109 thousand credit provision on a paid off non-performing loan which was recorded in the nine months ended March 31, 2014. The increase in non-interest expense was primarily attributable to increases in ATM and debit card related expenses, compensation related costs, and provisions for off-balance sheet (loan origination) commitments, which were partially offset by recoveries of legal fees related to a paid off non-performing home equity line of credit, a decrease in federal deposit insurance premiums, and decreases in charitable contributions eligible for PA tax credits and occupancy and equipment costs, for the nine months ended March 31, 2015, when compared to the same period in 2014.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania. In January 2009, West View Savings Bank began its second century of service to our communities. The Bank wishes to thank our customers and host communities for allowing us to be their full service bank.

—TABLES ATTACHED—

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WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands except per share data)

	March 31, 2015 (Unaudited)	June 30, 2014 (Unaudited)
Total assets	$321,219	$309,940
Cash and Cash Equivalents	2,502	1,360
Certificates of Deposits	350	598
Investment securities available-for-sale	57,966	28,387
Investment securities held-to-maturity	34,684	22,047
Mortgage-backed securities held-to-maturity	172,586	215,335
Net loans receivable	38,097	29,724
Deposits	141,738	141,859
FHLB advances: long-term, fixed-rate	12,500	12,500
FHLB advances: long-term, variable-rate	105,305	99,196
FHLB advances: short-term	28,424	23,626
Equity	32,080	31,788
Book value per share – Common Equity	15.65	15.45
Book value per share – Tier I Equity	15.84	15.66
Annualized Return on average assets	0.43%	0.30%
Annualized Return on average equity	4.30%	2.87%
Tier I leverage ratio	10.33%	10.17%

WVS FINANCIAL CORP. AND SUBSIDIARY

SELECTED CONSOLIDATED OPERATING DATA

(In thousands except per share data)

	Three Months Ended March 31, (Unaudited)		Nine Months Ended March 31, (Unaudited)
	2015	2014	2015	2014
Interest income	$1,740	$1,447	$4,796	$4,273
Interest expense	284	351	857	1,050

Net interest income	1,456	1,096	3,939	3,223
Provision for loan losses	31	5	52	(82)

Net interest income after provision for loan losses	1,425	1,091	3,887	3,305
Non-interest income	132	112	416	396
Non-interest expense	894	913	2,797	2,731

Income before income tax expense	663	290	1,506	970
Income taxes	203	92	481	329

NET INCOME	$460	$198	$1,025	$641

EARNINGS PER SHARE:
Basic	$0.22	$0.10	$0.50	$0.31
Diluted	$0.22	$0.10	$0.50	$0.31

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	2,050,430	2,057,930	2,050,658	2,057,930
Diluted	2,050,430	2,057,930	2,050,658	2,057,930